APT MotoVox Group, Inc. Announces Acquisition of MotoPeds

KANSAS CITY, MISSOURI September 12, 2014 /PRNewswire/ -- APT MotoVox Group, Inc. (OTC BB: MTVX) today announced the acquisition of MotoPed, which debuted last December in a breakaway Kickstarter campaign that quickly went viral.  The MotoPed design (soon available in Beach Cruiser, Downhill, and Black Ops Survival bike models) is a radical new mash-up fusing the unique combination of a downhill mountain bike, a motocross motorcycle, and a moped.   The MotoPed utilizes a patented jackshaft pedal drive system and various lightweight low-displacement engine packages in order to yield a 115 pound “Frankenbike" of sorts that gets up to 160 miles per gallon as a commuter, while letting its riders slam a back-country trail on the way home.

“While working on a similar design to the MotoPed we were introduced to the creators,” said Wayne Patterson, CEO of APT MotoVox Group.  “Due to the design, speed to market, a new product category and the value of the growing momentum, MotoPeds became an obvious target for acquisition.   The fact that our patented SmartCarb technology will push this product into a nearly 200 mile per gallon ultra low emission commuters dream, made for an even easier decision.  Looking at the expanding commuter and light transportation markets, we found a tremendous opportunity to deliver next-generation hybrids that offer incredible styling, heretofore unheard of flexibility, are green, and economical to operate and maintain.  Our new designs will open new market opportunities such as the military, retail, and municipalities,"  said Mr. Patterson

Chuck Carothers, a principal of MotoPeds and an X Games Gold Medalist and ESPY Award nominee, shared equal enthusiasm.  “The acquisition by APT MotoVox was timely because MotoPeds had become a victim of its own success; we simply couldn’t scale to keep up with the demand.   Their team of production and sourcing engineers removed the supply chain bottlenecks, enabling MotoPeds to greatly improve production lead-times and delivery schedules.  In addition, Motopeds will gain immediate distribution through APT MotoVox’s US and International dealer and retailer network,” said Mr. Carothers.

The Company anticipates new revenues from MotoPed sales to approach $1MM through the end of 2014, followed by an explosive 2015 where sales could exceed $5MM.

The Company will continue to update shareholders, investors, and the riding community with additional developments on products, orders, and special events related to MotoPeds.  The company is preparing for a full rebrand, including product updates and redesigns to be unveiled in Q4.

For more product information, visit  http://www.motopeds.com/.

About APT MotoVox Group, Inc.:

APT MotoVox Group, Inc. Inc. (OTC BB: MTVX) is a Delaware registered corporation headquartered in Kansas City and is the holding company for the MotoVox® and MotoPed motorsport product lines, SmartCarb® patented fuel system, and the Sonic Flow small engine technology lines (http://www.motovox.com/, http://www.powerapt.com/, and http://www.motopeds.com/).

Forward-Looking Statements

Some statements made in this press release are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate," "believe," "expect,'' "future," "intend," "plan," and similar expressions to identify forward-looking statements. These statements including those related to the growth of the industry and the Company's performance, are only predictions and are subject to certain risks, uncertainties and assumptions. Additional risks are identified and described in the Company's public filings with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company's past performance is not necessarily indicative of its future performance. The Company does not undertake, and the Company specifically disclaims any obligation to update any forward-looking statements to reflect occurrences, developments, events, or circumstances after the date of such statement.

Contact

William Maher, SVP
APT MotoVox Group, Inc.
InvRel@motovox.com

Paul Knopick
E & E Communications
940.262.3584
pknopick@eandecommunications.com